UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2019

Harvest Oil & Gas Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33024	80-0656612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 750
Houston, Texas 77002

(Address of Principal Executive Offices)

(713) 651-1144

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01   Regulation FD Disclosure.

Annual Meeting

The board of directors (the “Board”) of Harvest Oil & Gas Corp. (the “Company”) has determined that it intends to hold the Company’s Annual Meeting of Stockholders (the “2019 Annual Meeting”) on May 30, 2019, at a time and location to be specified in the Company’s proxy statement for the 2019 Annual Meeting. The record date for determining stockholders eligible for notice of, and to vote at, the 2019 Annual Meeting will be April 1, 2019.

Stockholder Proposals and Director Nominations

In accordance with Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2019 Annual Meeting pursuant to Rule 14a-8 must ensure that their proposal is received by the Secretary of the Company at 1001 Fannin Street, Suite 750, Houston, Texas 77002 by February 22, 2019, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Rule 14a-8 proposals must also comply with the requirements of Rule 14a-8 and other applicable laws in order to be eligible for inclusion in the Company’s proxy materials for the 2019 Annual Meeting.

In addition, in accordance with the requirements contained in the Company’s bylaws (the “Bylaws”), stockholders who wish to bring business before the 2019 Annual Meeting outside of Rule 14a-8 or to nominate a person for election as a director must ensure that written notice (including all of the information specified in the Bylaws) of such proposal or nomination is received by the Secretary of the Company at the address specified above no earlier than February 1, 2019 and no later than the close of business on March 3, 2019. Any such proposal or nomination must meet the requirements set forth in the Bylaws in order to be brought before the 2019 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 22, 2019	Harvest Oil & Gas Corp.

	By:	/s/ Michael E. Mercer
Michael E. Mercer
President and Chief Executive Officer